UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 22, 2014

HERSHA HOSPITALITY TRUST

(Exact name of registrant as specified in its charter)

Maryland	001-14765	251811499
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

44 Hersha Drive

Harrisburg, Pennsylvania 17102

(Address and zip code of

principal executive offices)

Registrant’s telephone number, including area code: (717) 236-4400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.Entry into a Material Definitive Agreement.

On May 22, 2014, the shareholders of Hersha Hospitality Trust (the “Company”) approved Amendment No. 2 (the “Amendment”) to the Hersha Hospitality Trust 2012 Equity Incentive Plan.  In this Current Report on Form 8-K, the Company’s 2012 Equity Incentive Plan, as amended by the Amendments, is referred to as the “2012 Plan.”

Among other changes, effective January 1, 2015, the Amendment increases the aggregate number of Class A common shares (“common shares”) that may be issued under the 2012 Plan as stock awards and in settlement of performance shares, dividend equivalents and LTIP awards by 9,000,000 shares from 7,500,000 shares to 16,500,000 shares (such additional shares in excess of the original 7,500,000 share limit, the “New Shares”).  The Amendment adds a requirement for shareholder approval for payments made in cancellation of a share appreciation right or option if, on the date of the cancellation, the Initial Value, as defined in the Amendment, for share appreciation rights, or the price per share of the option for options, exceeds Fair Market Value, as defined in the 2012 Plan.  The Amendment also adjusts the scenarios under which an amendment to the 2012 Plan would require shareholder approval, adding a shareholder approval requirement to an amendment that would materially increase the benefits accruing to plan participants under the 2012 Plan or an amendment that would materially increase the aggregate number of shares of common stock that may be issued under the 2012 Plan (other than an adjustment pursuant to Article XII of the 2012 Plan).  Prior to the Amendment, the 2012 Plan required shareholder approval for an amendment that included any increase in the aggregate number of shares of common stock that may be issued under the 2012 Plan (other than an adjustment pursuant to Article XII of the 2012 Plan).

A summary of the material terms and conditions of the 2012 Plan, as amended by the Amendment, appears under the heading “Proposal Three—Approval of Amendment to 2012 Equity Incentive Plan” in the Company’s Definitive Proxy Statement filed on April 17, 2014 (the “2014 Proxy Statement”).  Such summary is incorporated herein by reference and is qualified by reference to the actual text of the 2012 Plan (a copy of which is filed as Appendix A to the Company’s Definitive Proxy Statement on Schedule 14A filed on April 18, 2011 and incorporated by reference herein), Amendment No. 1 thereto (a copy of which is filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on May 31, 2011 and incorporated by reference herein) and the Amendment (a copy of which is filed as Appendix A to the 2014 Proxy Statement and incorporated by reference herein).

Item 5.02.Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information appearing above under Item 1.01 is incorporated by reference herein.

Item 5.07.Submission of Matters to a Vote of Security Holders.

On May 22, 2014, the Company held its 2014 annual meeting of shareholders (the “Annual Meeting”). There were 185,322,176 common shares of the Company represented in person or by proxy at the meeting, constituting approximately 92.37% of outstanding common shares on March 31, 2014, the record date for the Annual Meeting. The matters voted upon at the Annual Meeting and the final results of such voting are set forth below:

Proposal 1: Election of Four Class I Trustees to the Company’s Board of Trustees

	For	Against	Abstain	Broker Non-Votes
Jay H. Shah	162,761,424	3,136,928	293,989	19,129,835
Thomas J. Hutchison III	162,613,113	3,275,646	303,582	19,129,835
Donald J. Landry	162,330,436	3,562,698	299,207	19,129,835
Michael A. Leven	162,260,387	3,630,846	301,108	19,129,835

All trustee nominees were duly elected.  Each of the individuals named in the table above will serve as Class I trustees until the 2016 annual meeting of shareholders and until their successors are duly elected and qualify.

Proposal 2: Advisory Vote on Executive Compensation

For	Against	Abstain	Broker Non-Votes
156,343,250	9,540,466	308,625	19,129,835

The proposal was approved on an advisory basis.

Proposal 3: Amendment to the 2012 Plan

For	Against	Abstain	Broker Non-Votes
146,922,244	18,937,820	332,277	19,129,835

The Amendment, the material terms of which are summarized above in Item 1.01 of this Current Report on Form 8-K, was approved.

Proposal 4: Ratification of the Appointment of KPMG LLP as the Company’s Independent Registered Public Accounting Firm for the Fiscal Year Ending December 31, 2014

●
For	Against	Abstain	Broker Non-Votes
179,248,890	5,869,078	204,208	N/A

The appointment was ratified.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HERSHA HOSPITALITY TRUST

Date: May 29, 2014	By:	/s/ Ashish R. Parikh
Ashish R. Parikh
Chief Financial Officer